Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
/X/      Preliminary Information Statement
/ /      Definitive Information Statement

                          Scientific NRG, Incorporated
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                          Scientific NRG, Incorporated
                             ----------------------
                              INFORMATION STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held December 14, 1999
                             ----------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
 -----------------------------------------------------------------------------

To Shareholders:

         Scientific NRG,Incorporated, a Minnesota corporation (the "Company") hereby notifies its shareholders of record that an annual meeting of stockholders will be held at 9:00 a.m. on December 14, 1999 in the offices of Weed & Co. L.P. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660. The following items will be on the agenda:

         1. To elect two persons, namely Fred G. Luke and Jon L. Lawver, to serve as Directors of the Company for the ensuing year and until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         2. To ratify the appointment of McKennon, Wilson & Morgan LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

         3. To approve and adopt an Agreement of Merger with a newly formed Nevada corporation, Newbridge Capital Inc. whereby the Company will merge with and into this Nevada corporation for the purpose of reincorporating the Company in the State of Nevada (the "Merger Proposal"). If the Merger Proposal is approved, holders of common stock of the Company will receive one (1) share of $.001 par value common stock in the Nevada corporation for every ten (10) issued and outstanding shares of no par value common stock held in the Company.

         Only holders of common Stock of record at the close of business on September 15, 1999, (the "Record Date") are entitled to receive this notice. Further, the holders of the majority voting power of the Company have indicated that they intend to vote in favor of all three items.

                                        By Order of the Board of Directors

                                        /s/  Fred G. Luke
                                             Director

Newport Beach, California
October 14, 1999

                           Scientific NRG Incorporated
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                            Telephone: (949) 833-2094


                              ELECTION OF DIRECTORS
                              ---------------------
                                (Proposal No. 1)

Nominees for Director
---------------------

The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

                 Name                               Director Since
               -------------                        --------------
               Fred G. Luke                         June 30, 1999
               Jon L. Lawver                        June 30, 1999

Stockholders holding a majority of the voting power of the Company have indicated that at the annual meeting, they will vote in favor of this proposal and appoint the above referenced person to serve as Directors.

The Company's Articles of Incorporation and Bylaws, as amended, provide for a Board of Directors consisting of not less than one director, with the exact number within this range to be determined from time to time by resolution of the Board of Directors. The current number of directors is two. It is proposed to reserve at least one Director position for the future expansion of the Company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

DIRECTORS,  EXECUTIVE OFFICERS,  PROMOTERS AND CONTROL PERSONS;  COMPLIANCE WITH
SECTION 16(a) OF THE EXCHANGE ACT

The directors and executive officers of the Company, their ages, positions held in the Company, and duration as such, are as follows:

Fred G. Luke. Mr. Luke has been Chairman of the Board and President of the Company since June, 1999. Mr. Luke has over twenty-nine (29) years of experience in domestic and international financing and the management of privately and publicly held companies. Since 1982, Mr. Luke has provided consulting services and has served, for brief periods lasting usually not more than six months, as Chief Executive Officer and/or Chairman of the Board of various publicly held and privately held companies in conjunction with such financial and corporate restructuring services. In addition to his position with the Company, Mr. Luke currently serves as Chairman and Chief Executive Officer of NuOasis Resorts, Inc., (formerly, Nona Morelli's II, Inc.) ("NuOasis Resorts"), Chairman and former President of Group V Corporation (formerly, NuOasis Gaming, Inc.) ("Group V"), Chairman and President of NuVen Advisors, Inc., formerly New World Capital, Inc. ("NuVen Advisors"), Chairman and President of Hart Industries, Inc. ("Hart"), and Chairman and President of Diversified Land & Exploration Co. ("DL&E"). DL&E is a publicly traded independent natural resource development company engaged in domestic oil and gas exploration, development and production. Prior to 1995, DL&E was a 90% owned subsidiary of Basic Natural Resources, Inc. ("BNR"). From 1991 through 1994, Mr. Luke served as the President and a Director of BNR. Hart was formerly in the environmental services business, respectively. Hart is a public company which was formerly traded on NASDAQ or the OTC Bulletin Board. Hart does not have ongoing operations. NuOasis is a publicly traded (OTC Bulletin Board) diversified holding company with overseas gaming and domestic pasta production subsidiaries. NuVen Advisors provides managerial, acquisition and administrative services to public and private companies including the Company, NuOasis and Hart pursuant to independent Advisory and Management Agreements. NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of the Company. NuVen Advisors is a stockholder of Hart, DL&E and NuOasis, and beneficial stockholder of the Company. Mr. Luke also served from 1973 through 1985 as President of American Energy Corporation, a privately held oil and gas company involved in the operation of domestic oil and gas properties. From 1970 through 1985 Mr. Luke served as an officer and Director of Eurasia, Inc., a private equipment leasing company specializing in oil and gas industry equipment. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

Jon L. Lawver. Mr. Jon L. Lawver has been Secretary and a Director of the Registrant since June, 1999. Mr. Lawver has twenty-two (22) years of experience in the area of bank financing where he has assisted medium size companies ($5 million to $15 million) by providing expertise in documentation preparation and locating financing for expansion requirements. Mr. Lawver was with Bank of America from 1961 to 1970, ending his employment as Vice President and Manager of one of its branches. From 1970 to present Mr. Lawver has served as President and a Director of J.L. Lawver Corp., a financial consulting firm. Since 1988 Mr. Lawver has served as President and a Director of Eurasia, a private finance equipment leasing company specializing in oil and gas industry equipment. Mr. Lawver also serves as an executive officer of Fantastic Foods, Inc. a wholly-owned subsidiary of NuOasis, Resorts, Inc..

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

No persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued by the Company during each of the years in the three year period ended June 30, 1999 to that person who, as of the applicable year ended, was the Company's Chief Executive Officer or President. There were no officers or Directors of the Company who received more than $100,000 of total compensation. At June 30, 1999, there were no written employment agreements with any employee of the Company.


TABLE 1.  SUMMARY COMPENSATION TABLE

                                                                  Restricted      Securities
                                                   Other Annual     Stock         Underlying       LTIP       All Other
      Name and         Fiscal    Salary   Bonus    Compensation     Awards      Options/SAR's     Payouts    Compensation
 Principal Position    Year       ($)     ($)          ($)           ($)            (#)             ($)          ($)
-------------------    ------    ------   -----    ------------   ----------    -------------     -------    ------------

Daniel W. Parke         1999     12,000
(Former CEO)            1998     24,000
                        1997

Jonathan D. Forgy       1999     48,000
(President)             1998     48,000
                        1997


The following table sets forth certain information with respect to stock options held as of June 30, 1999 by former executive officers of the Company. All options are exercisable at the price indicated and none have been exercised. At June 30, 1999, Mr. Fred G. Luke was the only member of executive management with outstanding stock options.


                                                 Number of         Exercise or             Expiration
         Name                                     Options          Price/Share                 Date
-----------------------------------              -------------     -----------         ------------------

Daniel W. Parke, Former CEO                            300,000        $0.20            September 30, 2005
Jonathan D. Forgy  Former President                    100,000        $0.20            September 30, 2005
Fred G. Luke, President and CEO                      1,505,471        $0.07             December 31, 2004

There were no Options/SARs exercised in the last fiscal year and there are no Options/SARs outstanding with regard to Named Executive Officers who are required to be included in this table, and there were no long-term incentive plan awards made by the Company in the last fiscal year.

Compensation of Directors

No Director receives compensation for services on the Board or for Board meetings attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, based upon figures obtained from the Company's transfer agent, sets forth certain information as of June 30, 1999 relating to the beneficial ownership of the Company's common stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's stock, (ii) each director of the Company and (iii) all officers and directors of the Company as a group. As of June 30, 1999 the Company had 27,930,815 shares of its common stock issued or issuable and outstanding.


                                                                        Amount and
                                                                         Nature of
                            Name and Address of                         Beneficial          Percent of
                              Beneficial Owner                          Ownership             Class
         --------------------------------------------------             --------------      ----------

         Beneficial owners of 5%
         or more of common stock:
         NuVen Capital,L.P.(1)(3)
         4695 MacArthur Court, Suite 530
         Newport Beach, California 92660                                    22,344,652         69.8

         Fred G. Luke(2)
         4695 MacArthur Court, Suite 530
         Newport Beach, California 92660                                    2,793,082          8.7

         All officers and directors as a group (Two)                       25,137,735          78.5


     (1) NuVen Capital, L.P. has two general partners, Fred G. Luke is the individual general partner of NuVen Capital, L.P. The Luke Family Trust (the "Luke Trust") owns 93% of NuVen Advisors, Inc., the corporate general partner of NuVen Capital, L.P. Fred G. Luke, as Co-Trustee of the Luke Trust determines the voting of such shares and, as a result, may be deemed to control the Luke Trust.

     (2) Excludes 1,505,471 common shares exercisable by Mr. Fred Luke under a stock option.

     (3) NuVen Capital, L.P., as of the date of this Schedule 14C, is soliciting approval to distribute to its partners the Company shares received by it on June 30, 1999. The general partners of NuVen
          Capital, L.P. have the power and have indicated that they intend to vote the 22,344,652 shares of the Company's common stock in favor of the proposals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years the Company did not enter into any transactions that require disclosure under Item 404 of Regulation S-B except the following:

On August 12, 1998, the Company entered into an Advisory Agreement with Mr. Fred
G. Luke and NuVen Advisors, Inc., whereas Mr. Luke and NuVen Advisors, Inc. were to advise and assist the Company in acquiring or merging with a new line of business or company.

On August 17, 1999, Mr. Fred G. Luke, the new President and CEO of the Company was paid an acquisition fee of 2,793,082 shares of common stock of the Company effective as June 30, 1999, the date of the closing of the acquisition of assets from NuVen Capital, LP. These shares were paid pursuant to the above described
Advisory Agreement with Mr. Luke and NuVen Advisors, Inc.. The agreement provided for a fee to be paid to Mr. Luke of 10% of the outstanding common shares of the Company subsequent to any acquisition that was completed pursuant to the Advisory Agreement. These shares were valued at $.08 per share which was 110% of the average trading price of common shares of the Company for the 30 day period subsequent to the acquisition. Additionally, Mr. Luke was granted an option to purchase 1,505,471 shares of common stock at $.07 per based based upon the 10 day moving average selling price of the common shares to the acquisition. The option to Mr. Luke is fully vested and expires on December 31, 2004. The Company charged general and administrative expense $$238,502 for the shares issued and stock option granted.

On August 17, 1999, Mr. John Forgy, the former President of the company was paid a finders fee of 1,000,000 shares of common stock of the Company effective as June 30, 1999, the date of the closing of the acquisition of assets from NuVen Capital, LP. These shares were paid pursuant to the employment agreement with Mr. Forgy dated June 25, 1998. General and administrative expenses were charged $80,000 for these shares based upon a value of $.08 per share which was the average trading price of common shares of the Company for the 30 day period subsequent to the acquisition

On July 1, 1999, the Company and Mr. Richard Weed, a former director of the Company entered into a fee agreement whereby Mr. Weed would continue to provide legal services for the Company at the rate of $200 per hour. It was further agreed that as soon as a Registration Statement on Form S-8 became effective, 300,000 shares of the Company's common stock would be placed in escrow and shares in a sufficient amount each month sold on the open market to satisfy monthly bills for legal services provided by Mr. Weed. Additionally, as an incentive for Mr. Weed to represent the Company, and to increase his proprietary interest in the success of the Company as well to encourage him to maintain his relationship with the Company, Mr. Weed was granted a fully vested stock option for 1,000,000 shares of the Company's common stock exercisable at $.30 per share. Mr. Weed's option expires on December 31, 2004.

                             APPOINTMENT OF AUDITORS
                              ---------------------
                                (Proposal No. 2)

Stockholders holding a majority of the voting power of the Company have indicated that at the annual meeting, they will vote in favor of this proposal and appoint McKennon, Wilson & Morgan LLP, as independent auditors to examine the financial statements of the Company for the fiscal year ending June 30, 2000.

McKennon, Wilson & Morgan LLP audited the Company's financial statements for the year ended June 30, 1999.

                                 MERGER PROPOSAL
                               -------------------
                                (Proposal No. 3)

Stockholders holding a majority of the voting power of the Company have indicated that at the annual meeting, they will vote in favor of this proposal. The Board of Directors has approved an Agreement of Merger with Newbridge Capital Inc., a Nevada corporation ("Newbridge") to implement a reincorporation of the Company in the State of Nevada. Newbridge was incorporated by the Company specifically for the purpose of implementing the Merger. Newbridge has no assets or liabilities. Under the Merger Agreement the name of the Company will be changed to Newbridge Capital Inc. and all the assets and liabilities of the Company will become the assets and liabilities of Newbridge. Nevada was chosen by the Board as the new proposed state of incorporation due to Nevada's favorable corporate and income tax laws. Nevada has no corporate income or franchise taxes on corporate income. The Company has no operations in Minnesota.

If this Proposal is adopted by the stockholders, ten (10) shares of no par value common stock in the Company will be exchanged for one (1) share of common stock in the Nevada corporation. New certificates for shares of common stock in the Nevada corporation may be obtained by surrendering certificates representing shares of presently outstanding common stock to the Company's transfer agent, American Stock Transfer & Trust Company, Inc. (the "Transfer Agent"), together with any documentation required to permit the exchange. Holders of certificates of presently outstanding common stock will be required to exchange their certificates. The costs of issuing such replacement certificates will be paid by the Company at an estimated cost of $11,000. It is anticipated that the Merger will be effected upon the filing of Articles of Merger with the Secretaries of the State of Nevada and Minnesota as soon as practicable following shareholder approval.

Holders of the common stock will not be required to recognize any gain or loss as the result of the exchange of securities which occur in connection with the share exchange in the Merger. The tax basis of the aggregate shares of common stock received as a result of the Merger will be equal to the basis of the aggregate shares of common stock surrendered in exchange for such common stock. The holding period for shares of common stock received as a result of the share exchange will include the holding period of common stock exchanged for the new shares, for both tax and Rule 144 purposes. Under the Minnesota Business Corporation Act effective July 1, 1994 the Merger requires the approval of the holders of a majority of the outstanding shares of the outstanding capital stock. For the reasons set forth above, the Board recommends approval by the shareholders of the proposed re-incorporation in Nevada.

Newbridge Capital Inc.

Upon consummation of the Merger, the holders of issued and outstanding Company shares will receive Newbridge shares. The rights of holders of Newbridge shares are governed by its Certificate of Incorporation, By-Laws and Nevada law, while the rights of holders of the Company shares are governed by the Company's Articles of Incorporation, By-Laws and Minnesota law. In some respects, the rights of holders of Newbridge shares and holders of the Company shares are similar. Although it is impractical to note all of the differences between the provision of Newbridge's Certificate of Incorporation, By-Laws, and Nevada law and the provisions of the Company's Articles of Incorporation, By-Laws, and Minnesota law, the following is a summary of material differences between the rights of holders of Newbridge's shares compared with those of holders of the Company's shares.


The following summary table is qualified by the discussion which follows the table:

                                         Scientific NRG              Newbridge
-------------------------------------    ----------------------      ------------------

State of Incorporation                   Minnesota                   Nevada
Authorized Common                        40,000,000                  75,000,000
Authorized Preferred                     none                        25,000,000
Issued - Common                          32,023,897                  1
Issued - Preferred                       0                           0
Meeting Quorum Requirements              Majority                    One-Third
Shareholder Action w/o Meeting           Unanimous                   Majority
Dividends                                When Declared               When Declared
Votes                                    One Vote Per Share          One Vote Per Share
Cumulative Voting                        No                          No
Vote Required For:
1)  Sale of Assets                       1)  Majority                1)  Majority
2)  Amendment of       Articles          2)  Majority                2)  Majority
3)  Director Removal
                                         3)  Majority                3)  Two-Thirds
Preemptive Rights                        No                          No
Dissolution Rights                       Yes                         Yes
Limitation of Director Liability         Yes                         Yes
Assessment                               No                          No
Redemption of Common                     No                          No
Rights to Inspect Records                Yes                         Yes
Right to file Derivative Action          Yes                         Yes
Shareholder Liability for Derivative
Actions                                  Possibly                    Possibly


Description of Shares

Newbridge is authorized to issue 75,000,000 shares of Newbridge $.001 par value common stock and 25,000,000 shares of Newbridge $.001 par value Preferred Stock ("Newbridge Preferred"). The Newbridge Preferred shares may be issued into one or more series, with the Newbridge Board of Directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof of the shares of each series, including dividend rate, whether dividends shall be cumulative, voting rights, conversion rights, redemption rights, and liquidation or dissolution rights. No series of Newbridge Preferred shares is issued and outstanding. The Company is authorized to issue 40,000,000 shares of its no par value common stock of which 32,023,897 shares were issued and outstanding as of the Record Date.

Dividend Rights

Subject to the rights of holders of Newbridge Preferred shares, if any, to receive certain dividends prior to the declaration of dividends on Newbridge or the Company's shares, as the case may be, when and as dividends, payable in cash, stock or other property, are declared by the Board of Directors of Newbridge or the Company, as the case may be, the holders of the Company shares or Newbridge shares, respectively, are entitled to share equally, share for share, in such dividends. Under both Minnesota and Nevada law no dividends may be paid if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. In this respect, there are no material differences between Minnesota and Nevada law.

Voting Rights

Those who hold the Company shares on the date the Merger is consummated will be entitled as a group to hold one-tenth (1/10th) the number of Newbridge common shares. Holders of Newbridge shares and the Company shares are entitled to one vote for each share on all matters voted upon by shareholders of the Company or Newbridge, respectively. Pursuant to Newbridge's Articles of Incorporation, holders of one-third of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Pursuant to the Company's Articles of Incorporation and By-Laws, at all meeting of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

Pursuant to Nevada law, holders of Newbridge's shares may take action without a meeting, and without prior notice, upon the written consent of shareholders holding at least a majority of the voting power, except that if a greater proportion is required for the action to be taken at a meeting, then the greater proportion of written consents is required. In this regard since a large percentage of the Company's voting securities is collectively held by officers and affiliates, they may be able to take written action on behalf of and binding on all the shareholders with only the consent of a few other shareholders. Timely notice of such action is required to be given to shareholders who did not execute written consents thereto.

Pursuant to Minnesota law, holders of the Company shares may take action without a meeting only upon written consent of all shareholders entitled to vote upon the proposed action. Holders of Newbridge shares and the Company shares do not have cumulative voting rights. Special Meetings of Shareholders of Newbridge may be called by the Board of Directors or at the written request of shareholders holding not less than one-third of all Newbridge shares entitled to vote. Special Meetings of the Shareholders of the Company may be called by the Chief Executive Officer, the Board of Directors, or shareholders holding not less than ten percent of the Company shares entitled to vote.

The Company's Articles of Incorporation require the approval of a majority of all the Company shares entitled to vote for amendment of the Articles of Incorporation and the approval of a majority of all of the outstanding the Company shares for the merger, consolidation, sale, or disposition of all or substantially all of the Company's assets and voluntary dissolution. The statutory provisions applicable to (1) the amendment of the Newbridge Certificate of Incorporation, (2) the approval of merger, consolidation, or dissolution of Newbridge, and (3) the sale of substantially all of Newbridge's assets are similar to those applicable to similar the Company actions. Nevada law and Newbridge's Certificate of Incorporation require the vote of a majority of Newbridge shares to effect any of the actions referenced in (1), (2), or (3) above.

Removal of a director under Minnesota law requires the affirmative vote of a majority of the outstanding the Company shares. Removal of a director under Nevada law requires the affirmative vote of not less than two-thirds of the outstanding Newbridge shares. Newbridge's By-Laws were adopted by its Board of Directors and may be amended or repealed by its Board of Directors or a majority vote of stockholders. The Company's By-Laws may be amended or repealed by its Board of Directors.

Preemptive Rights

Authorized Newbridge shares and the Company shares may be issued at any time and from time to time, in such amounts, and for such considerations as may be fixed by the Board of Directors of Newbridge and the Company, respectively. No holder of the Company shares has any preemptive or preferential rights to purchase or to subscribe for any shares of capital stock or other securities which may be issued by the Company.

Liability of Directors

As authorized by Nevada law, Newbridge's Certificate of Incorporation contains a provision to the effect that no director of Newbridge shall be personally liable to it or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. The Company's Articles of Incorporation contain a similar provision pursuant to a similar provision of Minnesota law. Nevada and Minnesota law, and Newbridge's By-Laws and the Company's By-Laws, contain provisions providing for the indemnification of directors and officers against certain liabilities. Article Sixth of the Certificate of Incorporation of Newbridge provides that to the fullest extent permitted by Nevada Revised Statute 78.037, an officer or director shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director. Nevada Revised Statute 78.037 restricts the exclusion of monetary damages for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the willful or grossly negligent payment of dividends in violation of Nevada law (excepting those directors who dissented to the unlawful distribution). Section
4.3 of Article IV of the Company's Articles of Incorporation provides that the liability of a director shall be eliminated to the fullest extent permitted under applicable Minnesota law. Minnesota Revised Statute 7-108-402 provides that the corporation shall eliminate or limit the personal liability of a director to the corporation to its shareholders for monetary damages for breach of fiduciary duty as a director; except that the liability of a director shall not be eliminated or limited for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct, a knowing violation of law, unlawful distributions, or any transaction from which the director directly or indirectly derived an improper benefit.

In comparison to Nevada law, Minnesota law is more restrictive in the circumstances under which the liability of a director may be limited or eliminated. However, unless limited by its Articles of Incorporation, a Minnesota corporation must indemnify a director who was wholly successful, on the merits or otherwise, against reasonable expenses incurred in the defense of any proceeding.

Liquidation Rights

In the event of any liquidation, dissolution, or winding of Newbridge or the Company , whether voluntary or involuntary, the holder of Newbridge shares or the Company shares, respectively, are entitled to share, on a share-for-share basis, in any of the assets or funds of Newbridge or the Company, as the case may be, which are distributable to its shareholders upon such liquidation, dissolution, or winding up. Such a distribution would be subject to the prior rights of creditors of Newbridge or the Company, as the case may be, and, to the prior rights of the holders, if any, of Newbridge Preferred shares.

Dissenters Rights

Under Nevada law a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of 1) consummation of a plan of merger for which shareholder approval is required under Nevada law or if the corporation is a subsidiary and is merged with its parent; 2) consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan; and
3) any corporate action taken pursuant to a vote of the stockholders to the extent the Articles of Incorporation, Bylaws or a resolution of the Board of Directors provides that stockholders are entitled to dissent and obtain payment for their shares. There is no right of dissent with respect to a plan of merger or exchange if at the record date fixed to determine stockholders entitled to receive notice and to vote at the Meeting at which the plan of merger or exchange is to be acted upon the shares were listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record unless:

     1. The Articles of Incorporation of the corporation issuing the shares provide otherwise; or

     2. The holders of the shares are required to accept for such shares anything except (a) cash, shares (or combination thereof) or shares and cash in lieu of fractional shares of the surviving or acquiring corporation or any other corporation which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers or held of record by at least 2,000 stockholders of record.

Under  Minnesota  law,  shareholders  are  entitled  to  dissent  whether or not entitled  to vote.  In  addition to those  transactions  triggering  dissenter's rights under Nevada law summarized above, Minnesota law grants dissenter's rights in the event of a) the consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required or b) the consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition. Furthermore, under Minnesota law, a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder' shares in the event of an amendment to the Articles of
Incorporation that materially and adversely affects rights in respect of the shares if it alters or abolishes a preferential right of the shares or creates, alters, or abolishes a right in respect of redemption of the shares or if the amendment excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights or reduces the number of shares owned by the shareholders to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided.

Unlike Nevada law, Minnesota law does not limit dissenter's rights if the shares are listed on a national securities exchange, quoted on an interdealer quotation system maintained by the National Association of Securities Dealers or held by at least 2,000 shareholders of record.

Assessment and Redemption

Newbridge shares to be issued upon consummation of the Merger will be fully paid and non-assessable. The Company shares, for which full consideration has been paid, are deemed to be fully paid and non-assessable. Neither Newbridge nor the Company common shares have any redemption provisions.

Transfer Agent

The transfer agent for the Company shares is American Securities Transfer & Trust Company, Inc. New York, New York. If the Merger is consummated, the transfer agent for Newbridge shares will be American Securities Transfer & Trust Company, Inc. New York, New York.

Inspection Rights

Under Minnesota law a shareholder may inspect and copy the Company's shareholder list if he has been a shareholder for at least three months immediately preceding the demand to inspect or copy or is a shareholder of at least 5% of all of the outstanding shares of any class of shares as of the date the demand is made. Under Nevada law a shareholder may inspect and copy Newbridge's shareholder list if he has been a shareholder for at least six months preceding his demand or is a shareholder, or is authorized in writing by shareholders holding, at least 5% of all its outstanding shares. Since both the Company's and Newbridge's principal executive offices are in California, California law permits a shareholder to inspect and copy the shareholder list regardless of the amount of shares held upon written demand to the corporation for a purpose reasonably related to such holder's interest as a shareholder. If the shareholder owns at least 5% of the outstanding shares or holds at least 1% and the Corporation has filed a Schedule 14A with the SEC, then such shareholder has an absolute right to receive the list on or before five business days after demand is received. The Company, Newbridge, or the transfer agent may impose a reasonable fee to cover the cost of production and copying the records.

Derivative Rights

Under both Minnesota and Nevada law no derivative action may be brought unless the plaintiff was a shareholder at the time of the transaction complained of, or received shares by operation of law from such shareholder. In Nevada, the complaint must be verified by oath and set forth with particularity the efforts of plaintiff to secure proper action by the corporation or shareholders. Under Minnesota law, if plaintiff holds less than 5% of shares or if shares held by plaintiff have a market value less than $25,000, then the court, upon motion, may require the plaintiff to give security for costs (but not attorney fees) and if the court finds the action was begun without reasonable cause, it must require plaintiff to pay the cost of defense (but not attorney fees). Under Nevada law, plaintiff in a shareholders' derivative action may be required to give security for costs, including attorney fees, upon a finding that there is no reasonable possibility that suit will benefit the corporation or that moving party, if other than a corporation, did not participate in the transaction complained of in any capacity.

Issuance of Additional Shares:  Possible Dilution

The Company is authorized to issue 40,000,000 shares of no par value common stock. There are 32,023,897 shares now issued and outstanding leaving only 7,976,103 shares available for issuance. If the Merger is consummated, upon the issuance of new shares for whatever reason, whether upon acquisition of assets, exercise of options, conversion of preferred stock or otherwise, existing shareholders will suffer dilution. If the Merger is consummated, significant dilution of current common stockholders is possible upon the issuance of more common shares.

                                  OTHER MATTERS
                                  -------------

While under Minnesota law the stockholders holding a majority of the voting power of the Company can take action at a duly called annual stockholders meeting, the Board of Directors has no knowledge of any matters to be taken other than those referred to above.

                         FINANCIAL AND OTHER INFORMATION
                         -------------------------------

Enclosed with this information statement is a copy of the Company's annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended June 30, 1999.

                                        By Order of the Board of Directors

                                        /s/  Fred G. Luke
                                             President and Director
                                             of the Company

October 14, 1999.